UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2007

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1–11727 (Commission File Number)	73–1493906 (IRS Employer Identification No.)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)
(214) 981–0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 7.01. Regulation FD Disclosure.
On July 26, 2007, Energy Transfer Partners, L.P. (the “Partnership”) issued a press release relating to the event described in Item 8.01.
In accordance with General Instruction B.2 of Form 8–K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 8.01. Other Events.
On July 26, 2007, the Federal Energy Regulatory Commission (the “FERC”) issued an Order to Show Cause and Notice of Proposed Penalties (the “Order and Notice”) that contains allegations that we engaged in manipulative or improper trading activities in the Houston Ship Channel market, primarily during the fall of 2005 following the occurrence of Hurricanes Katrina and Rita, as well as during certain prior periods in 2004 and 2005, in order to benefit financially from our commodities derivative positions and from certain of our index–priced physical gas purchases in the Houston Ship Channel market. The FERC’s legal action against us also includes allegations related to our Oasis Pipeline, an intrastate pipeline that transports natural gas between the Waha Hub in west Texas to the Katy Hub near Houston, Texas. The allegations related to the Oasis Pipeline include claims that the Oasis Pipeline gave undue preference for pipeline capacity to an affiliate and that the Oasis Pipeline charged in excess of the maximum lawful rate for certain transportation services. The FERC has also sought to revoke ETC’s blanket marketing authority for sales in interstate commerce at negotiated rates. In addition, the Commodity Futures Trading Commission (the “CFTC”) filed suit in United States District Court for the Northern District of Texas on July 26, 2007 alleging that we attempted to manipulate natural gas prices in the Houston Ship Channel market on September 28 and November 28, 2005 to benefit financially from our commodities derivatives positions.
As previously disclosed in our public filings, these agencies have been conducting investigations into these matters. We recently engaged in settlement negotiations to resolve these matters; however, these negotiations were not successful. In its Order and Notice, the FERC is seeking $70.1 million in disgorgement of profits and $97.5 million in civil penalties relating to these matters and in its lawsuit the CFTC is seeking civil penalties of $130,000 per violation or three times the profit gained from each violation and other unspecified relief. It is our position that our trading and transportation activities during the periods at issue complied in all material respects with applicable laws and regulations, and we intend to contest these cases vigorously. At this time, we are unable to predict the final outcome of these matters.
Item 9.01. Financial Statement and Exhibits.
(d) Exhibits. In accordance with General Instruction B.2 of Form 8–K, the information set forth in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description

99.1	Press Release dated July 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P. By: Energy Transfer Partners GP, L.P., General Partner By: Energy Transfer Partners, L.L.C., General Partner
Date: July 26, 2007	By:	/s/ Kelcy L. Warren
Kelcy L. Warren
Co–Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 26, 2007.